Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-121546

                           PROSPECTUS SUPPLEMENT NO. 7

                             E.DIGITAL CORPORATION,
                             a Delaware corporation

                          Common Stock, $.001 par value

      This Prospectus Supplement relates to the resale by the holders of Common Stock.

      The Prospectus dated February 25, 2005 (the "Prospectus"), as supplemented by prospectus supplement no. 1 dated February 28, 2005, prospectus supplement no. 2 dated April 13, 2005, prospectus supplement no. 3 dated April 13, 2005, prospectus supplement no. 4 dated May 3, 2005, prospectus supplement no. 5 dated May 17, 2005, and prospectus supplement no. 6 dated June 22, 2005 is hereby further amended by the information contained in the attached Current Report on Form 8-K filed on July 13, 2005. If the information in the attached report is inconsistent with any information contained in the Prospectus or in the reports, proxy statements or other documents previously filed with the Securities and Exchange Commission (collectively, the "SEC Reports") incorporated by reference in the Prospectus or delivered in connection therewith, the Prospectus and/or any SEC Report, as applicable, shall be deemed superseded by this Supplement. In all other ways, the Prospectus shall remain unchanged.

      This Prospectus Supplement should be read in conjunction with, and may not be delivered or utilized without, the Prospectus.

      This Prospectus Supplement is dated July 13, 2005.

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  July 13, 2005
                Date of Report (Date of earliest event reported)
                              E.DIGITAL CORPORATION
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                     0-20734
                            (Commission File Number)

                                   33-0591385
                        (IRS Employer Identification No.)

                         13114 Evening Creek Drive South
                           San Diego, California 92128
                    (Address of principal executive offices)

                                 (858) 679-1504
              (Registrant's telephone number, including area code)

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

ITEM 7.01. Regulation FD Disclosure.

      As referenced by the press release dated July 13, 2005 filed herewith as
Exhibit 99.1, e.Digital Corporation has reported recent product shipments, as well as commented on APS/Wencor's pending acquisition of IMS.

      The Exhibit referenced above is hereby furnished pursuant to Item 7.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       e.DIGITAL CORPORATION


Date: July 13, 2005                    By: /s/ Atul Anandpura
                                       ----------------------------
                                       Atul Anandpura, Chief Executive Officer
                                       (Principal Executive Officer and duly
                                       authorized to sign on behalf
                                       of the Registrant)


                                 EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

99.1 Press Release dated July 13, 2005 relating to recent product shipments and APS/Wencor's pending acquisition of IMS